                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement        / /  Confidential, for Use of the Commission
/X/  Definitive Proxy Statement              Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                  Xircom, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

         -----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                               [logo of Xircom]
            _______________________________________________________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD JANUARY 17, 1997



To The Shareholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Xircom, Inc., a California corporation (the "Company"), will be held on January 17, 1997 at 10:00 a.m., local time, at the Hyatt Westlake Plaza Hotel, 880 South Westlake Boulevard, Westlake Village, California 91361, for the following purposes:

         1. To elect directors to serve for the ensuing year and until their successors are elected and duly qualified.

         2. To approve an amendment to the Company's Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 6,000,000 shares to 6,600,000 shares.

         3. To approve an amendment to the Company's Director Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 225,000 shares to 425,000 shares.

         4. To approve an amendment to the Company's Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 250,000 shares to 400,000 shares.

         5. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending September 30, 1997.

         6. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only shareholders of record at the close of business on November 25, 1996 are entitled to receive notice of and to vote at the Annual Meeting.

         All shareholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the Annual Meeting may vote in person even if he or she previously returned a proxy.

                                           By Order of the Board of Directors

                                           /s/ RANDALL H. HOLLIDAY

                                           Randall H. Holliday
                                           Secretary

Thousand Oaks, California
December 12, 1996

                                  XIRCOM, INC.
                          2300 CORPORATE CENTER DRIVE
                        THOUSAND OAKS, CALIFORNIA  91320

                                PROXY STATEMENT

         The enclosed Proxy is solicited on behalf of the Board of Directors of Xircom, Inc., a California corporation ("Xircom" or the "Company"), for use at Xircom's Annual Meeting of Shareholders (the "Annual Meeting") to be held on Friday, January 17, 1997 at 10:00 a.m., local time, or at any adjournment(s) thereof. The purposes of the Annual Meeting are set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders.
The Annual Meeting will be held at the Hyatt Westlake Plaza Hotel, 880 South Westlake Boulevard, Westlake Village, California 91361.

         The Company's principal executive offices are located at 2300 Corporate Center Drive, Thousand Oaks, California 91320, and its telephone number at that location is (805) 376-9300.

         These proxy solicitation materials were mailed or delivered on or about December 12, 1996 to all shareholders entitled to vote at the Annual Meeting.

VOTING AND SOLICITATION

         Shareholders of record as of the close of business on November 25, 1996 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. On November 25, 1996, 19,959,603 shares of Xircom's Common Stock, $
 .001 par value (the "Common Stock"), were issued and outstanding. For information regarding holders of more than 5% of the outstanding Common Stock, see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" below. The closing sale price of Xircom Common Stock as reported on The Nasdaq Stock Market on November 25, 1996 was $19.75 per share.

         Except as noted below under Proposal 1 "ELECTION OF DIRECTORS" under "Required Vote," each share has one vote on all other matters.

         Xircom will bear the cost of this solicitation, including reimbursement of brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and other employees, without additional compensation, personally, by telephone or by telegram. Xircom has retained the services of D.F. King & Co., Inc. to assist in obtaining proxies from brokers and nominees of shareholders for the Annual Meeting. The estimated cost of such services is $4,000, plus out-of-pocket expenses.

REVOCABILITY OF PROXIES

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company at or before the taking of the vote at the Annual Meeting a written notice of revocation bearing a later date than the proxy, (ii) executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company at or before the taking of the vote at the Annual Meeting or, (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to Xircom, Inc., 2300 Corporate Center Drive, Thousand Oaks, CA 91320-1420, Attention: Secretary, or hand delivered to the Secretary of the Company at or before the taking of the vote at the Annual Meeting.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR ANNUAL MEETING FOR FISCAL YEAR 1997

         Proposals of shareholders which are intended to be presented by such shareholders at the Company's 1997 Annual Meeting must be received by the Company no later than August 14, 1997 to be included in the proxy statement and form of proxy relating to that meeting.

                       PROPOSAL 1 - ELECTION OF DIRECTORS
NOMINEES

         There are currently seven directors of the Company as authorized under the Bylaws of the Company. Such directors are to be elected at the Annual Meeting of Shareholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's seven nominees named below, all of whom are presently directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. It is not presently expected that any of the nominees named below will be unable or will decline to serve as a director. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them according to the cumulative voting rules (if applicable) to assure the election of as many of the nominees listed below as possible. In such event, the specific nominees for whom votes will be cast will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his successor has been elected and duly qualified.

         Names of the seven nominees and certain information about each of them are set forth below. Information as to stock ownership of each director and all current directors and executive officers as a group is set forth below under "SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

                                                                                                                           Director
Name, Principal Occupation and Directorships                                                                           Age    Since
--------------------------------------------                                                                           ---    -----
 Michael F.G. Ashby......................................................................................               47    1996
   Vice President and Chief Financial Officer, Pacific Telesis Enterprises (a telecommunications company) since
   September 1995; President and Chief Executive Officer, Network Systems Corporation (a manufacturer and marketer of network communications devices) from March 1995 to August 1995, Chief Operating Officer of Network Systems
   Corporation from January 1993 to March 1995, Chief Financial Officer of Network Systems Corporation from September
   1992 to January 1993; Chief Financial Officer of Teradata Corporation (a manufacturer and marketer of relational database computers) from November 1988 to August 1992.
 Kenneth J. Biba.........................................................................................               46    1991
   President, HighGain Technologies, Inc. (a technology consulting firm) since November, 1995; Executive Vice President and General Manager Wireless Products Division of Xircom from September 1993 to October 1995;  Executive Vice
   President, Business Development of Xircom from January 1993 to September 1993; Chief Operating Officer of Xircom from
   November 1991 to January 1993.
 Gary J. Bowen...........................................................................................               49    1995
   Industry consultant since October, 1996; Executive Vice President, Worldwide Field Operations of Bay Networks, Inc.
   (a manufacturer and marketer of enterprise networking equipment) from October 1994 to October, 1996 (pursuant to merger of SynOptics Communications, Inc. and Wellfleet Communications, Incorporated in 1994); Senior Vice President,
   Marketing and Field Operations of Wellfleet from January 1990 to October 1994.

 Dirk I. Gates..........................................................................        35      1988
   Chairman  of the  Board of  Xircom since  January 1995,  Chief Executive  Officer since
   October  1991 and  President  of Xircom  since  November 1988;  various positions  with
   Pertron Controls  Corporation (a manufacturer of programmable controllers for automated welding equipment) from 1983 until 1988.
 J. Kirk Mathews.......................................................................         54      1988
   Independent industry consultant and investor since January 1995; Chairman of  the Board of Xircom from November 1988  to January 1995; Chief  Executive Officer of Xircom  from
   November 1988 until October 1991.
 William J. Schroeder..................................................................         52      1991
   President, Chief  Executive  Officer  and  member of  Board  of  Directors  of  Diamond
   Multimedia Systems,  Inc. (a manufacturer  of computer multimedia  products) since  May
   1994;  Vice  Chairman  of  the  Board  of  Conner  Peripherals,   Inc.  (a  disk  drive
   manufacturer)  from 1989  to  1994; also  President  of Archive  Corporation (a  Conner subsidiary) from  January 1993 to  November 1993  and CEO of  Arcada Software, Inc.  (a
   Conner subsidiary) from November 1993 to May 1994.
 Delbert W. Yocam......................................................................         52      1996
   Chairman and  Chief Executive  Officer of Borland  International, Inc.  (a provider  of software development products and  services) since December 1996;  independent industry consultant from  November 1994 to  December 1996; President,  Chief Operating  Officer,
   and member of the Board  of Directors of Tektronix, Inc. (a  manufacturer of electronic equipment) from September  1992 to November 1994; independent consultant  from November
   1989 to  September 1992.   Member  of the  Board of Directors  of Adobe  Systems, Inc.,
   Oracle Corp., Castelle, Inc.,  Raster Graphics, Inc.,  Integrated Measurement  Systems,
   Inc., Sapiens International Corp., Boomtown, Inc.

There are no family relationships between any directors or executive officers of the Company.

BOARD MEETINGS AND COMMITTEES

         The Board of Directors of the Company held a total of nine (9) meetings during the fiscal year ended September 30, 1996, including five (5) telephonic meetings. The Board has an Audit Committee and a Compensation Committee but does not have a nominating committee.

         The Audit Committee of the Board of Directors for fiscal 1996 consisted of Messrs. Bowen and Schroeder, together with Mr. Bruce C. Edwards until the resignation of Mr. Edwards from the Board of Directors in July 1996 and together with Messrs. Ashby and Yocam from their appointment to the Audit Committee in July 1996. The Audit Committee recommends engagement of the Company's independent accountants and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls. There was one (1) independent meeting of the Audit Committee during fiscal 1996. Certain matters otherwise historically presented to the Audit Committee were attended to by the full Board during fiscal 1996.

         The Compensation Committee of the Board of Directors for fiscal 1996 consisted of Messrs. Bowen and Schroeder, together with Mr. Bruce C. Edwards until the resignation of Mr. Edwards from the Board of Directors in July 1996 and together with Messrs. Ashby and Yocam from their appointment to the Audit Committee in July 1996. The Compensation Committee makes recommendations to the Board of Directors regarding the Company's executive compensation policies and administers the Company's Stock Option Plan. There were four (4) meetings of the Compensation Committee during fiscal 1996.

         During fiscal 1996, no incumbent director attended fewer than 75% of the sum of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board of Directors on which that director served, held during such director's period of service on the Board. See "Director Compensation" for information on the compensation of non-employee directors.

DIRECTOR COMPENSATION

         The Company paid fees to each outside director for his services as an outside director during fiscal 1996, based on the director's respective period of service and meetings attended, as follows: $25,000 each to Mr. Bowen, Mr. Mathews and Mr. Schroeder, $17,500 to Mr. Edwards (prior to his resignation as a Director), $17,000 to Mr. Biba, $9,000 to Mr. Ashby, and $6,500 to Mr. Yocam. Directors are also reimbursed for their reasonable out-of-pocket expenses incurred in connection with attendance at board and committee meetings.

         Each outside director is automatically granted an option to purchase a total of 30,000 shares of Common Stock upon first joining the Board of Directors as an outside director, under the Company's 1992 Director Stock Option Plan.
Mr. Biba was granted such an option during fiscal 1996 on February 1, 1996, at an exercise price of $10.63 per share. Mr. Ashby was granted such an option during fiscal 1996 on June 28, 1996, at an exercise price of $14.75 per share. Mr. Yocam was granted such an option during fiscal 1996 on July 2, 1996, at an exercise price of $13.88 per share. Such options vest cumulatively as to 7,500 shares each year for four years after the date of grant, based on continued service on the Board. In addition, on July 1 of each year, each outside director who has served on the Board for at least six months as of the date of grant is automatically granted under the plan an option to purchase 7,500 shares of Common Stock. Each annual option vests in full four years after the date of grant. Each such option is granted at an exercise price equal to fair market value as of the date of grant. Directors Bowen, Mathews and Schroeder were each granted an option to purchase a total of 7,500 shares of Common Stock at an exercise price of $14.13 per share on July 1, 1996.

REQUIRED VOTE

         Each shareholder voting in the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such shareholder's shares are entitled, or may distribute such votes on the same principle among as many candidates as the shareholder chooses, provided that votes cannot be cast for more than the total number of directors to be elected at the meeting. However, no shareholder may cumulate votes for any candidate unless the candidate's name has been placed in nomination prior to the voting and at least one shareholder at the meeting has given notice of the intention to cumulate votes prior to the voting.

         The seven nominees receiving the highest number of Votes Cast will be elected as directors for the ensuing year. For this purpose, the "Votes Cast" are defined under California law to be the shares of the Company's Common Stock represented and "voting" at the Annual Meeting. Votes that are withheld from any director will be counted for purposes of determining the presence or absence of a quorum, but have no legal effect under California law. While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions in the counting of votes with respect to the election of directors, the Company believes that abstentions should be counted for purposes of determining the presence or absence of a quorum for the transaction of business. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Broker non-votes will also be counted for purposes of determining the presence or absence of a quorum for the transaction of business.

RECOMMENDATION

         MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES LISTED ABOVE.

          PROPOSAL 2 - APPROVAL OF AMENDMENT TO 1992 STOCK OPTION PLAN

         The Company's 1992 Stock Option Plan (most recently amended and restated January 19, 1996, and referred to herein as the "1992 Option Plan") currently permits the grant of both incentive stock options and nonstatutory stock options. Options granted under the 1992 Option Plan generally become exercisable over varying periods, based on continued employment, and in the case of incentive stock options, have a maximum term of ten (10) years after the grant date.

PROPOSED AMENDMENT

         In October 1996, the Board of Directors adopted, subject to shareholder approval, an amendment to the 1992 Option Plan to increase the number of shares reserved for issuance thereunder from 6,000,000 shares to 6,600,000 shares. As of November 25, 1996, there were 1,400,135 shares available for future option grants under the 1992 Option Plan, including the 600,000 shares subject to shareholder approval at this Annual Meeting.

         At the Annual Meeting, the shareholders are being asked to approve this amendment to the 1992 Option Plan.

RECOMMENDATION

         THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSED AMENDMENT TO THE 1992 OPTION PLAN AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR SUCH AMENDMENT.

DESCRIPTION OF 1992 STOCK OPTION PLAN

         The Company's 1992 Stock Option Plan, as amended (the "1992 Option Plan"), provides for the grant to employees of incentive stock options within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), and for the grant to employees and consultants of nonstatutory options.

         The 1992 Option Plan may be administered by the Board of Directors of the Company or by a committee of the Board, and shall be administered by the Board or its committee in a manner that complies with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Currently the 1992 Option Plan is administered by the Compensation Committee of the Board. The committee determines the terms of options granted, including exercise price, number of shares subject to each option and exercisability thereof, and form of consideration payable upon exercise. In addition, the Board has appointed a Stock Option Committee of Management, consisting of Messrs. Dirk Gates and Steven DeGennaro, which is authorized to grant options to employees other than elected officers within guidelines established by the Board or the Compensation Committee. Options granted under the 1992 Option Plan vest and become exercisable at such time or times as is determined by the administrator of the plan. Options granted to date generally vest over three or four years, assuming continued employment, and expire under the applicable terms of a specific grant from five to seven years from the date of the grant. Options are not transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable during the lifetime of the optionee only by such optionee.

         The exercise price of incentive stock options granted under the 1992 Option Plan must be at least equal to 100% of the fair market value of the shares of Common Stock on the date of grant. Nonstatutory options may be granted at any exercise price. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of the Company's outstanding capital stock, the exercise price of any incentive stock option granted must be equal to at least 110% of the fair market value on the grant date and the maximum term of the option must not exceed five years. The terms of all other options granted under the 1992 Option Plan may not exceed ten years. The option exercise price may be paid in cash, promissory note, shares of the Company's Common Stock, or through a broker-dealer sale and remittance procedure which will allow the optionee to exercise the option and sell the purchased shares on the same day, with the sale proceeds used to satisfy the option price payable for the purchased shares.

         In the event of a merger of the Company with or into another corporation or a sale of substantially all of the Company's assets, each option would be assumed or an equivalent option substituted by the successor corporation. In the event that the successor corporation does not assume the option or substitute an equivalent option, the plan administrator is required to accelerate the exercisability of all outstanding options.

         The 1992 Option Plan also allows the Company to grant Stock Appreciation Rights ("SARs"), stock purchase rights and long-term performance awards. SARs may be granted in connection with or independent of options and entitle the holder thereof to receive an amount, in cash or Common Stock, at the Company's discretion, equal to the excess of the fair market value of the shares subject to the SAR on the date of its exercise over the fair market value on the date of grant. Stock purchase rights allow an offeree to purchase stock, subject to a right of the Company to repurchase unvested shares in the event of termination of employment. Shares purchased pursuant to stock purchase rights vest over time, based on continued employment. Long-term performance awards are cash or stock bonus awards which may be earned over a specified period after grant, based upon performance or employment factors. No SARs, stock purchase rights or long-term performance awards have been granted under the 1992 Option Plan.

         Unless terminated sooner, the 1992 Option Plan will terminate in May 2000. The Board has the authority to amend or terminate the 1992 Option Plan, provided, however, that no such action may adversely affect any outstanding option, SAR, long-term performance award or stock purchase right.

         As of September 30, 1996, 3,106,812 options to purchase shares of Common Stock had been exercised, options to purchase 2,069,579 shares at a weighted average exercise price of $11.02 per share were outstanding, and 1,423,608 shares remained available for future option grants under the 1992 Option Plan, including the 600,000 shares subject to shareholder approval at the Annual Meeting.

TAX INFORMATION

         Incentive stock options under the 1992 Option Plan are afforded favorable federal income tax treatment under the Code. If an option is treated as an incentive stock option, the optionee will recognize no income upon grant or exercise of the option unless the alternative minimum tax rules apply. Upon an optionee's sale of the shares (assuming that the sale occurs no sooner than two years after grant of the option and one year after exercise of the option), any gain will be taxed to the optionee as long-term capital gain. If the optionee disposes of the shares prior to the expiration of the above holding periods, the optionee will recognize ordinary income in an amount measured as the difference between the exercise price and the lower of the fair market value of the shares at the exercise date or the sale price of the shares. Any gain or loss recognized on such a premature sale or exchange of the shares in excess of the amount treated as ordinary income will be characterized as capital gain or loss. Under the Code, the fair market value of the total number of shares of Common Stock (determined on the date of grant of such option) covered by incentive stock options held by an optionee first becoming exercisable in any one calendar year may not exceed $100,000. To the extent this limit is exceeded, such options shall not qualify as incentive stock options and will be taxed as nonstatutory stock options as described below.

         All other options granted under the 1992 Option Plan are nonstatutory options and will not qualify for any special tax benefits to the optionee. Accordingly, an optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon exercise of the option, the optionee will recognize ordinary income for federal income tax purposes in an amount measured as the excess of the then fair market value of the shares over the exercise price. Upon an optionee's resale of such shares, any difference between the sale price and the fair market value of such shares on the date of exercise will be treated as capital gain or loss and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year.

         The ordinary income recognized by an optionee in accordance with the exercise of a nonstatutory option will be treated as wages for tax purposes and will be subject to tax withholding by the Company out of the current compensation paid to such person, if any. If such current compensation is insufficient to pay the withholding tax, such person will be required to make direct payment to the Company for the tax liability. Any required withholding in connection with the exercise of a nonstatutory stock option may, with the consent of the Board of Directors, be satisfied by an optionee, in whole or in part, by surrendering to the Company shares of Common Stock held by such person. For such purpose, the surrendered shares are valued at their fair market value at the time of surrender.

         The Company will be entitled to a tax deduction in the amount and at the time that an optionee recognizes ordinary income with respect to the option. No employee may be granted options, SARs and stock purchase rights to purchase more than 250,000 shares in any fiscal year nor more than 500,000 shares from December 9, 1993 to May 2000; provided however, that the fiscal year limitation may be exceeded with respect to an additional one-time grant of up to 250,000 shares to any newly hired employee. These limitations enable the Company to exclude the compensation expense relating to stock options, SARs and stock purchase rights under this 1992 Option Plan from consideration under limits on the deductibility of compensation expense for federal income tax purposes. To the extent the Board determines in the future that such limitations are not required to preserve the deductibility of such compensation expense, the Board may modify or eliminate these limitations. The Company has no current intent to grant options, SARs or stock purchase rights to any employee which would approach such limits. However, the Company believes that grants in such amounts could become appropriate in future periods to retain or attract executive personnel.

         Different rules for measuring an optionee's ordinary income and the Company's tax deduction may apply if the optionee is subject to Section 16 of the Exchange Act.

         THE FOREGOING DOES NOT PURPORT TO BE A COMPLETE SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON HOLDERS OF OPTIONS OR UPON THE COMPANY. IT ALSO DOES NOT REFLECT PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH AN OPTIONEE MAY RESIDE.

PLAN BENEFITS

         The Company cannot now determine the exact number of options to be granted in the future to the executive officers named under "EXECUTIVE OFFICER COMPENSATION--Summary Compensation Table" below, to all current executive officers as a group, or to all employees (including executive officers). See "EXECUTIVE OFFICER COMPENSATION--Stock Option Grants and Exercises" below for the number of stock options granted to the executive officers named in the Summary Compensation Table in the fiscal year ended September 30, 1996. During the fiscal year ended September 30, 1996, options to purchase 510,000 shares of Common Stock of the Company were granted to all current executive officers as a group and options to purchase 1,038,050 shares of Common Stock of the Company were granted to all employees (including executive officers).

REQUIRED VOTE

         The affirmative vote of a majority of the Votes Cast will be required under California law to approve the amendment to the Plan. For this purpose, the "Votes Cast" are defined under California law to be the shares of the Company's Common Stock represented and "voting" at the Annual Meeting. In addition, the affirmative votes must constitute at least a majority of the required quorum, which quorum is a majority of the shares outstanding on the Record Date. Votes that are cast against the proposal will be counted for purposes of determining (i) the presence or absence of a quorum and (ii) the total number of Votes Cast with respect to the proposal. While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions in the counting of votes with respect to a proposal such as the amendment of the Plan, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to the proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal. Broker non votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the proposal.


      PROPOSAL 3 - APPROVAL OF AMENDMENT TO 1992 DIRECTOR STOCK OPTION PLAN

         The Company's 1992 Director Stock Option Plan (the "1992 Director Plan") provides for the grant of nonstatutory options to nonemployee directors of the Company. Each outside director is automatically granted an option to purchase a total of 30,000 shares of Common Stock upon first joining the Board of Directors as an outside director. Such options vest cumulatively as to 7,500 shares each year for four years after the date of grant, based on continued service on the Board. In addition, on July 1 of each year, each outside director who has served on the Board for at least six months as of the date of grant is automatically granted under the plan an option to purchase 7,500 shares of Common Stock. Each annual option vests in full four years after the date of grant. Each such option is granted at an exercise price equal to fair market value as of the date of grant.

PROPOSED AMENDMENT

         In October 1996, the Board of Directors adopted, subject to shareholder approval, an amendment to the 1992 Director Plan to increase the number of shares reserved for issuance thereunder from 225,000 to 425,000 shares. As of November 25, 1996, there were 215,000 shares available for future option grants under the 1992 Director Plan, including the 200,000 shares subject to shareholder approval at this Annual Meeting.

         At the Annual Meeting, the shareholders are being asked to approve this amendment to the 1992 Director Plan.

RECOMMENDATION

         THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSED AMENDMENT TO THE 1992 DIRECTOR PLAN AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR SUCH AMENDMENT.


DESCRIPTION OF 1992 DIRECTOR STOCK OPTION PLAN

         An aggregate of 425,000 shares have been reserved for issuance under the 1992 Director Plan, including the 200,000 shares subject to shareholder approval at the Annual Meeting. The 1992 Director Plan is currently administered by the Board of Directors.

         Under the 1992 Director Plan, each new nonemployee director who joins the Board is automatically granted a nonstatutory option to purchase 30,000 shares of Common Stock on the date upon which such person first becomes a director. Each such one-time grant vests cumulatively as to 7,500 shares each year for four years after the date of grant, based on continued service as a director. In addition, on July 1 of each year, each nonemployee director who has served as a nonemployee director for at least six months as of the date of grant automatically receives a nonstatutory option to purchase 7,500 shares of the Company's Common Stock. Each such annual option vests in its entirety four years after the date of grant, based on continued service as a director. The exercise price of each option granted under the 1992 Director Plan is equal to the fair market value of the Common Stock on the date of grant.

         Options granted under the 1992 Director Plan have a term of five years, unless terminated sooner upon termination of the optionee's status as a director or otherwise pursuant to the 1992 Director Plan. Options are not transferable by the optionee other than by will or the laws of descent or distribution or pursuant to a qualified domestic relations order, and each option is exercisable during the lifetime of the director only by such director or a permitted transferee.

         In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or like transaction involving the Company, each option may be assumed or an equivalent option substituted by the successor corporation. If the successor corporation chooses not to assume the options under the 1992 Director Plan, or if the Board of Directors determines that the options should not continue to be outstanding, then the options become null and void upon consummation of the merger or transaction; provided that the optionee must be given notice of the transaction and have 30 days from the date such notice is sent to exercise all unexpired options, and, if as a result of the transaction the Company is not the surviving entity, the optionee may exercise all options not otherwise exercisable. The option exercise price may be paid in cash, promissory note, shares of the Company's Common Stock, or through a broker-dealer sale and remittance procedure which will allow the optionee to exercise the option and sell the purchased shares on the same day, with the sale proceeds used to satisfy the option price payable for the purchased shares.

         Unless terminated sooner, the 1992 Director Plan will terminate in December 2002. The Board has the authority to amend or terminate the 1992 Director Plan, provided that no such action may affect any outstanding option without the consent of the holder.

         As of September 30, 1996, 15,000 options to purchase shares of Common Stock had been exercised, options to purchase 195,000 shares at a weighted average exercise price of $13.35 per share were outstanding, and 215,000 shares remained available for future option grants under the 1992 Director Plan, including the 200,000 shares subject to shareholder approval at the Annual Meeting.

TAX INFORMATION

         Options granted under the 1992 Director Plan are nonstatutory options and will not qualify for any special tax benefits to the optionee.
Accordingly, an optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon exercise of the option, the optionee will recognize ordinary income for federal income tax purposes in an amount measured as the excess of the then fair market value of the shares over the exercise price. Upon an optionee's resale of such shares, any difference between the sale price and the fair market value of such shares on the date of exercise will be treated as capital gain or loss and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year.

         Different rules for measuring an optionee's ordinary income and the Company's tax deduction may apply if the optionee is subject to Section 16 of the Exchange Act.

         THE FOREGOING DOES NOT PURPORT TO BE A COMPLETE SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON HOLDERS OF OPTIONS OR UPON THE COMPANY. IT ALSO DOES NOT REFLECT PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH AN OPTIONEE MAY RESIDE.

REQUIRED VOTE

         The affirmative vote of a majority of the Votes Cast will be required under California law to approve the amendment to the Plan. For this purpose, the "Votes Cast" are defined under California law to be the shares of the Company's Common Stock represented and "voting" at the Annual Meeting. In addition, the affirmative votes must constitute at least a majority of the required quorum, which quorum is a majority of the shares outstanding on the Record Date. Votes that are cast against the proposal will be counted for purposes of determining (i) the presence or absence of a quorum and (ii) the total number of Votes Cast with respect to the proposal. While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions in the counting of votes with respect to a proposal such as the amendment of the Plan, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to the proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner.
Accordingly, abstentions will have the same effect as a vote against the proposal. Broker non votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the proposal.


     PROPOSAL 4-APPROVAL OF AMENDMENT TO 1994 EMPLOYEE STOCK PURCHASE PLAN

         In October 1996, the Board of Directors adopted, subject to shareholder approval, an amendment to the 1994 Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of shares reserved for issuance thereunder from 250,000 to 400,000 shares. As of November 25, 1996, there were 184,087 shares of Common Stock available for issuance under the 1994 Employee Stock Purchase Plan, including the 150,000 shares subject to shareholder approval at this Annual Meeting. The Board of Directors believes that the benefits to employees associated with the Purchase Plan will assist the Company in attracting and retaining qualified employees.

         At the Annual Meeting, the shareholders are being asked to approve this amendment to the 1994 Employee Stock Purchase Plan.

RECOMMENDATION

         THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSED AMENDMENT TO THE 1994 EMPLOYEE STOCK PURCHASE PLAN AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR SUCH AMENDMENT.

DESCRIPTION OF PURCHASE PLAN

         The essential features of the Purchase Plan are outlined below. Copies of the Purchase Plan are available upon written request to the Company.

         Purpose
         The purpose of the Purchase Plan is to provide to employees (including executive officers) of the Company an opportunity to purchase Common Stock of the Company through payroll deductions. The Purchase Plan is intended to qualify under Section 423 of the Internal Revenue Code.

         Administration
         The Purchase Plan may be administered by the Board of Directors or a committee appointed by the Board, and currently is administered by the Compensation Committee of the Board of Directors. All questions of interpretation or application of the Purchase Plan are determined by the Board of Directors or its appointed committee, and its decisions are final, conclusive and binding upon all participants.

         Eligibility
         Any person who during the applicable offering period is regularly employed in excess of 20 hours per week and five (5) months per calendar year by the Company is eligible to participate in the Purchase Plan. No person who owns or holds options or rights to acquire, or as a result of participation in the Purchase Plan would own or hold options or rights to acquire, 5% or more of the Company's Common Stock may participate in the Purchase Plan.

         Participation in an Offering
         Each offering of Common Stock under the Purchase Plan ("Offering") is generally for a period of six months ("Offering Period"). The Board may change the timing and duration of the Offering Periods without stockholder approval if such change is announced at least five (5) days prior to the beginning of the first Offering Period to be affected. The Board or its Committee may provide for Offering Periods up to twenty-four (24) months in length, and Offering Periods may be consecutive or overlapping. To date Offering Periods under the Purchase Plan have been for consecutive six-month periods commencing on May 1 and November 1 of each year. To participate in the Purchase Plan, each eligible employee must authorize payroll deductions pursuant to the Purchase Plan. Such payroll deductions may not exceed 10% of a participant's compensation. Once an employee becomes a participant in the Purchase Plan, the employee will automatically participate in each successive Offering Period until such time as the employee withdraws from the Purchase Plan or the employee's employment terminates.

         Grant and Exercise of Option
         At the beginning of each Offering Period, each participant is automatically granted an option to purchase shares of the Company's Common Stock. The option may be exercised at the end of an Offering Period to the extent of the payroll deductions accumulated during such Offering Period. The option expires upon termination of employment or, in the event the option is not exercised, at the end of the Offering Period, whichever is earlier. Participants may not purchase shares having a fair market value exceeding $25,000 in any calendar year. The Company may make a pro rata reduction in the number of shares subject to options if the total number of shares which would otherwise be subject to options granted at the beginning of an offering period exceeds the number of shares remaining available for issuance under the Purchase Plan. Unless an employee withdraws his or her participation in the Purchase Plan by giving written notice to the Company of his or her election to withdraw all accumulated payroll deductions prior to the end of an Offering Period, the employee's option for the purchase of shares will be exercised automatically at the end of the Offering Period, and the maximum number of full shares subject to option which are purchasable with the accumulated payroll deductions in his or her account will be purchased at the applicable purchase price determined as provided below.

         Purchase Price
         The purchase price per share at which shares are sold to participating employees is 85% of the lower of the fair market value per share of the Common Stock on (i) the first day of the Offering Period or (ii) the last day of the Offering Period. The fair market value of the Common Stock on a given date is determined by reference to the last reported bid price on The Nasdaq Stock Market.

         Payroll Deductions
         The purchase price of the shares acquired is accumulated by payroll deductions over the six-month Offering Period. The deductions may not exceed 10% of a participant's aggregate eligible compensation. Eligible compensation includes all wages, salaries and fees for professional services and any other amounts reserved for personal services actually rendered in the course of employment, including commissions, profit sharing and bonuses, but excluding amounts realized from participation in the Company's stock and options program. Payroll deductions for a participant commence on the first payroll following the offering date and continue until participation is terminated. A participant may reduce or increase the rate of payroll deductions at any time during the offering period and may discontinue his or her participation in the Purchase Plan at any time, subject to such limitations as the Board or its committee may establish. Upon the withdrawal of a participant from the Purchase Plan, the Company returns to the participant all funds credited to a participant's payroll deduction account, without interest.

         Termination of Employment
         Termination of a participant's employment for any reason, including retirement or death, or the failure of the participant to remain in the continuous employ of the Company for an excess of 20 hours per week (or 5 months per year) during the applicable Offering Period, cancels his or her option and his or her participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the Purchase Plan.

         Capital Changes
         In the event any change is made in the Company's capitalization during an Offering Period, such as a stock split or stock dividend, which results in an increase or decrease in the number of shares of Common Stock outstanding without receipt of consideration by the Company, appropriate adjustment shall be made in the purchase price and in the number of shares subject to options under the Purchase Plan.

         Amendment and Termination of the Plan
         The Board of Directors may at any time amend, alter or terminate the Purchase Plan. No amendment may be made to the Purchase Plan without approval of the shareholders of the Company if such amendment would increase the number of shares reserved under the Purchase Plan, change the standards of eligibility for participation in the Purchase Plan or materially increase the benefits accruing to participants in the Purchase Plan. In the event the Purchase Plan is terminated, the Board may elect to terminate all outstanding options either immediately or upon completion of the purchase of shares on the next purchase date, or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates).

         Federal Income Tax Information
         The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or purchase of the shares. Upon disposition of the shares, the participant will generally be subject to tax.
If the shares have been held by the participant for more than two years after the date of option grant and more than one year after the purchase date of the shares, the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares subject to the option, or (b) 15% of the fair market value of the shares on the first day of the Offering Period will be treated as ordinary income, and any further gain upon such disposition will be treated as long-term capital gain. If the shares are disposed of before the expiration of the holding periods described above, the excess of the fair market value of the shares on the exercise date over the option price will be treated as ordinary income, and further gain or loss on such disposition will be capital gain or loss.
However, if the shares are disposed of for less than the exercise price there is no ordinary income and the participant recognizes a capital loss measured by the difference between the exercise price and the sales price. Different rules may apply with respect to optionees subject to Section 16(b) of the Securities Exchange Act of 1934, as amended. The Company is not entitled to a deduction for amounts taxable to a participant except to the extent of ordinary income taxable to a participant upon disposition of shares prior to the expiration of the holding periods described above.

         THE FOREGOING IS ONLY A SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE PLAN TO PARTICIPANTS AND THE COMPANY. IN ADDITION, THE SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE INCOME TAX LAWS OF ANY STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

PLAN BENEFITS

         The Company cannot now determine the exact number of shares to be issued in the future under the Purchase Plan to the executive officers named under "EXECUTIVE OFFICER COMPENSATION--Summary Compensation Table," to all current executive officers as a group, or to all employees (including executive officers) as a group.

REQUIRED VOTE

         The affirmative vote of a majority of the Votes Cast will be required under California law to approve the adoption of the Plan. For this purpose, the "Votes Cast" are defined under California law to be the shares of the Company's Common Stock represented and "voting" at the Annual Meeting. In addition, the affirmative votes must constitute at least a majority of the required quorum, which quorum is a majority of the shares outstanding on the Record Date. Votes that are cast against the proposal will be counted for purposes of determining (i) the presence or absence of a quorum and (ii) the total number of Votes Cast with respect to the proposal. While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions in the counting of votes with respect to a proposal such as the adoption of the Plan, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to the proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner.
Accordingly, abstentions will have the same effect as a vote against the proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the proposal.


              PROPOSAL 5 - RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors has appointed Ernst & Young LLP, independent auditors, to audit Xircom's consolidated financial statements for the fiscal year ending September 30, 1997. Such appointment is being presented to the shareholders for ratification at the meeting. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting is required to ratify the Board's selection. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

         Ernst & Young LLP has audited Xircom's consolidated financial statements since the fiscal period ended September 30, 1989. Representatives of Ernst & Young LLP are expected to be present at the meeting, will have the opportunity to make a statement if they so desire, and will be available to answer appropriate questions from shareholders.

RECOMMENDATION

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.


                         EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE
         The following table shows, as to (i) the Company's Chief Executive Officer, (ii) each of the four other most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers of the Company as of September 30, 1996 and whose salary plus bonus exceeded $100,000, and (iii) additional similar information for one individual who was no longer an executive officer at September 30, 1996 but who otherwise would have been named in the table (collectively the "Named Executive Officers"), information concerning compensation paid for services to the Company in all capacities during the fiscal year ended September 30, 1996 as well as the total compensation paid to each such individual for the Company's previous two fiscal years (if such person was the Chief Executive Officer or an executive officer, as the case may be, during any part of such fiscal year).

                                                                                                     Long-term
                                                                         Annual Compensation        Compensation
                                                                         -------------------        ------------
                                                                                                       Option        All Other
            Name, Age and Principal Position                Year       Salary ($)      Bonus ($)     Shares (1)   Compensation (2)
  ------------------------------------------------------    ----       ----------      ---------     ----------   ----------------
 Dirk I. Gates, 35                                          1996        $ 215,000       $214,731        50,000                  --
   Chairman, President and Chief Executive  Officer         1995        $ 215,000       $  7,242            --                  --
                                                            1994        $ 195,000       $117,449            --                  --
 Carl E. Russo, 40 (3)                                      1996        $ 225,000       $175,163        50,000             $84,090
   Executive Vice President and General Manager             1995        $  96,250       $ 41,250       100,000             $35,605
                                                            1994              --              --            --                  --
 Marc M. Devis, 36 (4)                                      1996        $ 215,000       $152,144        50,000             $30,520
   Sr. Vice  President  Sales and  Marketing, Europe  and   1995        $ 183,598       $ 40,451        20,000                  --
   Asia-Pacific                                             1994        $ 161,583       $ 61,628        50,000                  --
 Thomas V. Brown, 54 (5)                                    1996        $ 155,000       $ 93,862        20,000             $10,000
    Vice President, Corporate Marketing                     1995        $ 150,000       $ 13,493        10,000                  --
                                                            1994        $ 140,000       $ 55,427            --                  --
 Robert W. Bass, 50                                         1996        $ 155,000       $ 92,482        45,000                  --
   Vice President, Worldwide Operations                     1995        $ 155,000       $ 13,906            --                  --
                                                            1994        $ 150,000       $ 57,262            --                  --
 Jerry N. Ulrich, 42 (6)                                    1996        $ 220,000       $111,822            --                  --
   Chief Operating Officer and Chief Financial              1995        $ 188,398       $ 15,444        20,000                  --
     Officer (through June 28, 1996)                        1994        $ 160,000       $ 68,965        50,000                  --

________________________________________________________________________________

(1) The Company has not granted any SARs.
(2) Does not include amounts related to the value of group term life insurance provided nor Company matching payments under the Company's
    401(k) Plan, which together total less than $1,000 for each executive officer.
(3) Mr. Russo joined the Company in April 1995, and was entitled to a guaranteed performance bonus for the first six months of his employment. Other compensation represents reimbursements for relocation expenses and a hire incentive payment.
(4) Mr. Devis, resident in Belgium, is provided the use of a company-paid car. The value of the personal use of the car is less than $10,000 per year. Other compensation includes amounts payable as special allowances under Belgian law.
(5) Other compensation includes special project bonus.
(6) Mr. Ulrich left the service of the Company during FY 1996. Total compensation for FY 1996 includes compensation payable under a separation agreement.

STOCK OPTION GRANTS AND EXERCISES

         The following tables set forth the stock options granted to the Named Executive Officers under the Company's stock option plans and the options exercised by such officers during the fiscal year ended September 30, 1996.

Stock Option Grants In Fiscal Year 1996
         The Option Grant Table sets forth hypothetical gains for the options at the end of their respective seven (7)-year terms, as calculated in accordance with the rules of the Securities and Exchange Commission ("SEC"). Each gain is based on an arbitrarily assumed annualized rate of compound appreciation of the market price of five percent (5%) and ten percent (10%) from the date the option was granted to the end of the option term, less the exercise price. Actual gains, if any, on option exercises are dependent on the future performance of the Company's Common Stock and overall market conditions.

                             Individual Grants (1)

                                                                                       Potential Realizable Value
                                                                                       at Assumed Annual Rates of
                                        Percent of Total                                Stock Price Appreciation
                                         Options Granted   Exercise or                      for Option Term
                      Option Shares      to Employees in    Base Price   Expiration    ---------------------------
 Name                 Granted (#)(2)       Fiscal Year      ($/share)       Date           5%($)          10%($)
 -----------          --------------    ----------------    ---------    ----------        -----          ------
 Dirk I. Gates             50,000            4.82%           $ 11.625      07/11/03       $ 236,627      $ 551,441
 Carl E. Russo             50,000            4.82%           $ 11.625      07/11/03       $ 236,627      $ 551,441
 Marc M. Devis             50,000            4.82%           $ 11.625      07/11/03       $ 236,627      $ 551,441
 Thomas V. Brown           20,000            1.93%           $ 10.375      01/19/03       $  84,473      $ 196,858
 Robert W. Bass            35,000            3.37%           $ 11.625      07/11/03       $ 165,638      $ 386,009
                           10,000            0.96%           $ 12.375      07/25/03       $  50,378      $ 117,403
-----------------------------------------------------------------------------------------------------

(1) Mr. Ulrich, listed in the Executive Officer Compensation table, received no option grants in fiscal year 1996.

(2)  The Company did not grant any SARs in fiscal 1996.

Aggregate Option Exercises in Fiscal Year 1996 and Year-end Option Values
         The following table discloses all stock options exercised by the Chief Executive Officer and the other executive officers named in the Executive Officer Compensation table for the fiscal year ended September 30, 1996. The values realized in the following table are based on the difference between the market value of the underlying securities at the exercise date or the end of the fiscal year (September 30, 1996) minus the exercise price of the options. The value of unexercised in-the-money options are based on the difference between the market value at the end of the fiscal year and the exercise price of in-the-money options.

                                                           Number of unexercised       Value of unexercised
                                                              options at 1996          in-the-money options
                                                                 year-end              at 1996 year-end (1)
                      Shares acquired   Value realized   -------------------------   -------------------------
 Name of Officer      on exercise (#)         ($)        Exercisable/Unexercisable   Exercisable/Unexercisable
 ---------------      ---------------     -----------    ----------- -------------   ----------- -------------
 Dirk I. Gates              --               --             --              50,000           --    $ 231,250
 Carl E. Russo              --                --            25,000         125,000    $ 131,250    $ 625,000
 Marc M. Devis              --                --            19,999         100,001    $ 124,993    $ 543,757
 Thomas V. Brown          22,498          $ 245,452         17,672          23,580    $ 105,068    $ 145,257
 Robert W. Bass           73,500          $ 705,255          5,000          50,000    $  31,250    $ 231,874
 Jerry N. Ulrich          55,000          $ 357,500         37,500          55,000    $ 253,125    $ 343,750

(1) Total value of vested and unvested options based on the market value of the Company's Common Stock on September 30, 1996 ($16.25 per share).

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, CHANGE-IN-CONTROL ARRANGEMENTS AND CERTAIN TRANSACTIONS

         From time to time, the Company has entered into letter employment agreements with certain of its executive officers which have set the officer's base salary and state that options to purchase the Company's Common Stock will be granted to the officer. The Company has entered into indemnification agreements with each of its directors and executive officers. Such agreements require the Company to indemnify such individuals to the fullest extent permitted by law.

         Pursuant to a resolution adopted by its Board of Directors, the Company entered into Change in Control Agreements (the "CIC Agreements") effective October 1, 1996 with each executive officer of the Company other than the Company's chief executive officer. Each CIC Agreement has an initial term of one year, and renews automatically thereafter on an annual basis unless terminated upon written notice by the Company. The CIC Agreement provides that in the event of a Change in Control, as defined, each executive shall receive acceleration of twelve (12) months of vesting under then existing stock options. In addition, upon any involuntary termination of an executive's employment within two years following a Change in Control, or voluntary termination by the executive after a Change in Control and for Good Reason, as defined, the executive is entitled to certain severance payments and entitlements. Such severance payments and entitlements include continuation of payment of base salary, bonuses and benefits, and acceleration of vesting under then existing stock option grants, for a period of one (1) year if termination of employment or resignation for Good Reason occurs within twelve (12) months after the Change in Control, or for a period of six (6) months if termination of employment or resignation for Good Reason occurs within the thirteenth to twenty fourth (13th-24th) month after the Change in Control. A Change in Control is generally defined to be (1) acquisition by a third party of greater than fifty per cent (50%) of the voting power of the Company, or (2) a merger, sale of assets, or comparable transaction, which results in a Board of Directors in which the Directors who were members of the Board prior to the event represent less than a majority of the Board of Directors following the event. Good Reason is generally defined as a substantial alteration or reduction in duties and responsibilities, a reduction in salary or bonus eligibility affecting the executive individually (as opposed to across the board reductions impacting all executives equally), reassignment to a different geographic location, or refusal of the successor entity to assume the CIC Agreement.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the Exchange Act") requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. Executive Officers, directors and greater-than-ten-percent shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during the period from October 1, 1995 to September 30, 1996, a delayed Form 3 filing was made on behalf of Phil H. Belanger and a delayed Form 4 filing was made on behalf of Dirk I. Gates. Other than these delayed filings, again based solely on its review of copies of such forms received by it or written representations from certain reporting persons, the Company believes that all other filing requirements applicable to its officers, directors and ten percent shareholders were complied with.

                         COMPENSATION COMMITTEE REPORT

         The Compensation Committee of the Board of Directors consists of the independent directors of the Company listed below. The committee is responsible for determining the Company's executive compensation policies at the beginning of each year, including the base salary levels and target incentives for executive officers of the Company. The committee also evaluates the performance of the Company's Chief Executive Officer against the Company's overall objectives and administers the Company's Stock Option Plan and Employee Stock Purchase Plan. The Company's President and Chief Executive Officer, and the Company's Vice President, Human

Resources, have provided executive officer background and independent salary survey information from third party providers for the committee's use.

         The Company's policy is that executive compensation should meet two objectives: (1) to ensure that the compensation and incentives provided to the executive officers are closely aligned with the Company's financial performance and ultimately shareholder value and (2) to enable the Company to attract and retain, through a competitive compensation structure, those key executives critical to the long-term success of the Company.

         To ensure that the first objective is met, the Committee has provided that a significant portion of officers' total potential compensation is earned as bonuses under a bonus plan on achievement of targeted financial objectives established at the beginning of the fiscal year. In addition, significant remuneration is tied to the Company's stock price performance, through the grant of stock options to key executive officers. With respect to the Chief Executive Officer, Mr. Gates is a founder of the Company, and as of October 31, 1996 owned 1,243,202 shares of common stock. This substantial equity interest further ensures that increasing shareholder value is a key element of the total earnings of Mr. Gates.

         The second objective of the overall executive compensation policy is addressed by establishing compensation levels based on consideration of the salaries and total compensation of executive officers in similar positions with comparable companies in its industry, the Company's financial performance during the past year and each officer's performance against objectives related to their areas of responsibility.

         For fiscal year 1996, the Company's Chief Executive Officer's bonus plan provided for incentive bonuses, at specified targets, of up to 55% of salary based on achievement of (i) specific annual financial goals (30% bonus at target), (ii) a specific annual sales goal (10% bonus at target), (iii) specific quarterly financial goals (7 1/2% bonus at target) and (iv) annual individual objectives (7 1/2% bonus upon achievement). The other executive officers also had bonus incentives at specified targets ranging up to 40% or 45% of base salary based on similar annual and quarterly financial goals, individual objectives measured quarterly, and for those officers with sales responsibilities, specific sales volume incentives. No bonus would have been paid unless the Company achieved at least 90% of its targeted goal. The plans provided for higher percentages if targeted goals were exceeded.

         Based on attainment of individual performance objectives and financial objectives for fiscal year 1996, the Chief Executive Officer received bonuses for fiscal 1996 totaling 100% of base salary (for a total bonus of $214,731). The other executive officers received bonuses ranging from 60% to 78% of base salary earned during the fiscal year.

         For fiscal year 1997, the Chief Executive Officer bonus plan again provides for a bonus to be based on achievement of specific financial objectives. The total bonus available under the CEO plan is up to 60% of base salary based on achievement of targeted goals. The bonus plan for other executive officers provides for bonuses up to a range of 50% to 60% based on achievement of specified financial and sales goals. The plans provide for higher percentages if targeted goals are exceeded.

         The committee considers granting stock options to an executive officer based on a number of factors, including such officer's responsibilities and relative position in the company, any changes in such officer's responsibility and position and such officer's equity interest in the Company in the form of stock and options held by such individual. Options are granted at the current market price of the Company's common stock on the date of the grant. During fiscal 1996, options for 510,000 shares were granted to the executive officers as a group.

         No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries.

Compensation Committee:   Michael F.G. Ashby, Gary J. Bowen,  William J.
Schroeder and Delbert Yocam (Bruce C. Edwards October 1, 1995 through July 2, 1996)

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

                            STOCK PERFORMANCE GRAPH

         The following graph compares the change in the Company's cumulative total shareholder return on its Common Stock with the Standard and Poor's 500 Stock Index and the Hambrecht & Quist High Growth Index for the 54 month period since the Company completed its initial public offering.

                  MAR. 31, 1992    SEPT. 30, 1992   SEPT. 30, 1993   SEPT. 30, 1994   SEPT. 30, 1995   SEPT. 30, 1996
                  -------------    --------------   --------------   --------------   --------------   --------------
 Xircom             $   100          $   80          $    130           $  148           $   98           $  116
 S&P 500            $   100          $  103          $    116           $  121           $  157           $  189
 H&Q Growth         $   100          $   80          $    102           $  103           $  172           $  207




                           [STOCK PERFORMANCE GRAPH]





Note:   The Company's return is calculated based on the assumption that $100 was invested on March 31, 1992 at the initial public offering price of $14 per share.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of October 31, 1996, by each person (or group of affiliated persons) who is known by the Company to own beneficially more than 5% of the Company's Common Stock, each director, each executive officer named in the Executive Officer Compensation table, and all current directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.


Name and Address                                                                                Number of Shares    Percent of Total
----------------                                                                                ----------------    ----------------
 Kopp Investment Advisors, Inc. ("Kopp")(1)....................................................  2,683,805               13.5%
    6600 France Avenue South, Suite 672
    Edina, Minnesota   55435
 George D. Bjurman & Associates (2)............................................................  1,305,890               6.6%
    10100 Santa Monica Boulevard, Suite 1200
    Los Angeles, CA 90067
 Dirk I. Gates (3).............................................................................  1,243,202               6.2%
    2300 Corporate Center Drive
    Thousand Oaks, California   91320
 J. Kirk Mathews (4)...........................................................................    236,202               1.2%
 Marc M. Devis (5).............................................................................     85,844               0.4%
 Kenneth J. Biba ..............................................................................     70,200               0.4%
 Jerry N. Ulrich (6)...........................................................................     46,365               0.2%
 Carl E. Russo (7).............................................................................     42,291               0.2%
 William J. Schroeder (8)......................................................................     25,000               0.1%
 Thomas V. Brown (9)...........................................................................     13,647               0.1%
 Gary J. Bowen (10)............................................................................      7,500               0.0%
 Robert W. Bass (11)...........................................................................      6,874               0.0%
 Michael F.G. Ashby ...........................................................................      5,000               0.0%
 Delbert W. Yocam .............................................................................          -               0.0%
 All current directors and executive officers as a group
 (17 persons) (12).............................................................................  1,829,901               9.1%
------------------------------------------------------------------------------------------------------

(1) Includes 40,000 shares for which Kopp possessed sole voting and investment power; 80,000 shares for which Kopp holds sole voting power and shares investment power; and 2,563,805 shares for which Kopp has shared investment power but no voting power.
(2) Includes 1,225,630 shares for which Geo. D. Bjurman & Assoc. possessed sole voting power. Geo. D. Bjurman & Assoc. holds sole investment power over all shares owned.
(3) Includes 4,400 shares held by an irrevocable trust, as to which Mr. Gates denies beneficial ownership and 1,238,802 held by the Dirk I. Gates Trust dated October 4, 1994 of which Mr. Gates is Trustee.
(4) Includes 7,500 shares subject to outstanding options held by Mr. Mathews that were exercisable as of October 31, 1996 or within 60 days of such date.
(5) Includes 24,374 shares subject to outstanding options held by Mr. Devis that were exercisable as of October 31, 1996 or within 60 days of such date.
(6) Includes 40,835 shares subject to outstanding options held by Mr. Ulrich that were exercisable as of October 31, 1996 or within 60 days of such date.
(7) Includes 41,667 shares subject to outstanding options held by Mr. Russo that were exercisable as of October 31, 1996 or within 60 days of such date.
(8) Mr. Schroeder's shares are held in the name of William J. Schroeder and Marilee J. Schroeder Revocable Trust.
(9) Includes 12,502 shares subject to outstanding options held by Mr. Brown that were exercisable as of October 31, 1996 or within 60 days of such date.
(10)Consists of 7,500 shares subject to outstanding options held by Mr. Bowen that were exercisable as of October 31, 1996 or within 60 days of such date.
(11)Includes 5,625 shares subject to outstanding options held by Mr. Bass that were exercisable as of October 31, 1996 or within 60 days of such date.
(12)Includes 171,757 shares subject to outstanding options held by all current directors and executive officers as a group that were exercisable as of October 31, 1996 or within 60 days of such date.

                                 OTHER MATTERS

The Board of Directors knows of no other matters to be submitted to the shareholders at the Annual Meeting. If any other matters properly come before the shareholders at the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                                           By Order of the Board of Directors


                                           /s/ RANDALL H. HOLLIDAY
                                           -----------------------------------
                                           Randall H. Holliday
                                           Secretary

Thousand Oaks, California
December 12, 1996

                                  DETACH HERE                           XIR F


                                  XIRCOM, INC.
   P
   R      PROXY FOR ANNUAL MEETING OF SHAREHOLDERS -- JANUARY 17, 1997
   O
   X      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
   Y
         The undersigned shareholder of Xircom, Inc. hereby constitutes and appoints DIRK I. GATES and STEVEN F. DeGENNARO, and each of them, proxies and attorneys-in-fact of the undersigned, each with full power of substitution, to vote all the shares of Common Stock of Xircom, Inc. standing in the name of the undersigned at the Annual Meeting of Shareholders of Xircom, Inc. to be held at the Hyatt Westlake Plaza Hotel, located at 800 S. Westlake Boulevard, Westlake Village, California, on January 17, 1997 at 10:00 a.m., local time, and at any adjournment(s) or postponement(s) thereof.

        UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSALS 2, 3, 4 AND 5, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES AS TO THE BEST INTERESTS OF THE COMPANY UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.


         PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED
                         POSTAGE-PAID RETURN ENVELOPE.

                                                                    -----------
                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)      SEE REVERSE
                                                                        SIDE
                                                                    -----------

                                  DETACH HERE                            XIR 2F

[ X ] Please mark
      votes as in
      this example.

    1. To elect directors to serve for the ensuing year and until their successors are elected and duly qualified.

    NOMINEES: Michael F.G. Ashby, Kenneth J. Biba, Gary J. Bowen, Dirk I. Gates, J. Kirk Mathews, William J. Schroeder and Delbert W. Yocam

                FOR             WITHHELD
                [ ]                [ ]

    [ ]                                         MARK HERE   [ ]
       -----------------------------           FOR ADDRESS
       For all nominees except those            CHANGE AND
       indicated on the above line.             NOTE BELOW

    2.  To approve an amendment to the Company's      FOR   AGAINST   ABSTAIN
        Employee Stock Option Plan to increase        [ ]     [ ]       [ ]
        the number of shares of common stock
        reserved for issuance thereunder from
        6,000,000 shares to 6,600,000 shares.

    3.  To approve an amendment to the Company's      FOR   AGAINST   ABSTAIN
        Director Stock Option Plan to increase        [ ]     [ ]       [ ]
        the number of shares of common stock
        reserved for issuance thereunder from
        225,000 shares to 425,000 shares.

    4.  To approve an amendment to the Company's      FOR   AGAINST   ABSTAIN
        Employee Stock Purchase Plan to increase      [ ]     [ ]       [ ]
        the number of shares of common stock
        reserved for issuance thereunder from
        250,000 shares to 400,000 shares.

    5.  To ratify the appointment of Ernst &          FOR   AGAINST   ABSTAIN
        Young LLP as independent auditors of          [ ]     [ ]       [ ]
        the Company for the fiscal year ending
        September 30, 1997.

    6. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The proxies are authorized to cumulate votes and vote on such other business as is properly brought before the Annual Meeting for action in accordance with their judgment as to the best interests of the Company.

    Please sign exactly as name appears on your stock certificate. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should insert their titles.


Signature: ______________ Date: ______   Signature: ______________ Date: ______